Exhibit 10.1
EXTENSION REQUEST PURSUANT TO TRANSITION SERVICES AGREEMENT

August 26, 2021

From:
Vimeo, Inc.
555 West 18th Street
New York, NY 10011

To:
IAC/InterActiveCorp
555 West 18th Street
New York, NY 10011

Dear Sir or Madam:

Reference is hereby made to the Transition Services Agreement by and between IAC/InterActiveCorp (“IAC”) and Vimeo, Inc. (“Vimeo”) dated as of May 24, 2021 (the “Agreement”). Unless otherwise defined herein, capitalized terms have the meanings assigned to them in the Agreement.

Pursuant to Section 4.2 of the Agreement, a Recipient may, with at least thirty days’ written notice to the applicable Provider prior to the end of the Term of a Service, request an extension of the Term of such Service, and such request shall be considered in good faith by the applicable Provider. Schedule A to the Agreement provides that IAC shall provide data storage services to Vimeo through September 30, 2021, for a monthly price set forth therein (the “Data Storage Services”). Vimeo hereby requests that IAC extend such Data Storage Services through December 31, 2021 (the “Extended Term”), for the same monthly price through the end of the Extended Term.

If you are in agreement with Vimeo’s request to extend the Data Storage Services through the Extended Term, please sign the below acknowledgement and return it to Vimeo at your earliest convenience.
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Exhibit 10.1
Sincerely,

Vimeo, Inc.

By: /s/ Michael A. Cheah
Name: Michael A. Cheah
Title: General Counsel & Secretary

Acknowledged and Agreed:
IAC/InterActiveCorp

By: /s/ Joanne Hawkins
Name: Joanne Hawkins
Title: SVP & Deputy General Counsel